Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-         ) pertaining to the Employees’ and Directors Equity Incentive Plan of Lions Gate Entertainment Corp. and the Stock Option Granted to Mark Amin of our report dated June 26, 2003, with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in the Annual Report (Form 10-K) for the year ended March 31, 2003.

/S/ ERNST & YOUNG LLP

Los Angeles, California
July 21, 2003